UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant [X]             Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

Thrivent Series Fund, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies: N/A
	2)	Aggregate number of securities to which transaction applies: N/A
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	4)	Proposed maximum aggregate value of transaction: N/A
	5)	Total fee paid: N/A
[ ]	Fee paid with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid: N/A
	2)	Form, Schedule or Registration Statement No.: N/A
	3)	Filing Party: N/A
	4)	Date Filed: N/A

www.proxypush.com/THR

Your vote counts.

Dear Contractholder:

If you haven’t already, you will be receiving a Thrivent Series Fund, Inc. Proxy Vote packet in the mail regarding a proposed merger of the Thrivent Partner Growth Stock Portfolio into the Thrivent Large Cap Growth Portfolio. Your packet will be provided by Mediant, our partner-vendor retained to coordinate the proxy solicitation and voting. Your vote matters. Once you have reviewed the proxy, please take a moment to vote.

Vote quickly and easily in any one of these ways.

•   Online through the Vote Now button below.

•   Call 844-926-2118.

•   Mail back your proxy ballot in the postage-paid envelope that was included in your Proxy Vote packet.

Your Control # is: 123456789112

If you have any questions about the proxy, please call Mediant at 888-441-3205. Thank you for voting and being a Thrivent Series Fund, Inc. contractholder.

David Royal

President and Chief Investment Officer

Thrivent Series Fund, Inc.

This email was sent to provide important information about your contract and/or services. You may receive service emails, even if you have requested not to receive email marketing offers from Thrivent.

Thrivent is the marketing name for Thrivent Financial for Lutherans. Securities offered through Thrivent Investment Management Inc., a registered investment adviser, member FINRA and SIPC, and a subsidiary of Thrivent.

*  Please do not reply to this e-mail. This e-mail is for informational purposes only.